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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB into SpectraLink Corporation's previously filed Form S-8, File Nos. 333-4650 and 333-30225.


/s/  ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 18, 1998.





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